Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, Dinesh V. Patel, President and Chief Executive Officer of Protagonist Therapeutics, Inc. (the “Company”), and Asif Ali, Executive Vice President and Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dinesh V. Patel, Ph.D.
Date: February 25, 2026	Dinesh V. Patel, Ph.D.
President, Chief Executive Officer

/s/ Asif Ali
Date: February 25, 2026	Asif Ali
Executive Vice President, Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, and is not deemed to be filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Protagonist Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.